EXHIBIT 10.18.1

                               AMENDMENT No. 1 to

                  DIRECTORS VARIABLE DEFERRED COMPENSATION PLAN

The Directors Variable Deferred Compensation Plan (the "Plan"), dated December 23, 1994, is hereby amended effective December 1, 1999, as follows:

1.   Section 5.1 " Normal Retirement Benefit"

     a. The last sentence of the second paragraph is amended to read as follows:

          All installment payments will be calculated on an annual basis but paid in such intervals as may be determined by the Committee, provided that such intervals shall not be less frequent than quarterly; interest will be credited monthly and compounded annually.

2.   Section 5.4 "Survivor Benefits"

     a.   The first sentence of Section 5.5(a) is amended to read as follows:

          Pre-Retirement. If a Participant dies and has not yet commenced
          -------------
          receiving Retirement Benefit payments with respect to a Benefit Unit, a Survivor Benefit will be paid to his Beneficiary in annual installments over ten years.

     b. The first sentence of Section 5.5(b)(ii) is amended to read as follows:

          Option B. The Beneficiary will be entitled to receive a Survivor
          --------
          Benefit equal to the Deferral Account balance for the Benefit Unit, which will be paid in annual installments over ten years.

3.   All other terms and conditions of the Plan remain in full force and effect.